UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 11, 2024

FTAI Aviation Ltd.
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands (State or Other Jurisdiction of Incorporation)	001-37386 (Commission File Number)	98-1420784 (IRS Employer Identification No.)

1345 Avenue of the Americas, 45th Floor, New York, New York 10105
(Address of Principal Executive Offices) (Zip Code)

(212) 798-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Ordinary shares, $0.01 par value per share	FTAI	The Nasdaq Global Select Market
8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares	FTAIP	The Nasdaq Global Select Market
8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares	FTAIO	The Nasdaq Global Select Market
8.25% Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares	FTAIN	The Nasdaq Global Select Market
9.50% Fixed-Rate Reset Series D Cumulative Perpetual Redeemable Preferred Shares	FTAIM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01	Entry into a Material Definitive Agreement

Issuance of Senior Notes due 2031

On April 11, 2024, Fortress Transportation and Infrastructure Investors LLC (the “Issuer”) issued $700,000,000 of its 7.000% Senior Notes due 2031 (the “Notes”).  The offering and sale of the Notes were made only to qualified institutional buyers under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or, outside the United States, to persons other than “U.S. persons” pursuant to Regulation S under the Securities Act.

The net proceeds from the issuance of the Notes will be used to (i) fund the previously announced cash tender offer (the “Tender Offer”) for any and all of the $650.0 million aggregate principal amount outstanding of the Issuer’s existing 6.50% Senior Notes due 2025 (the “2025 Notes”), (ii) to fund the redemption (as described under Item 1.02 below) of any and all of the Issuer’s 2025 Notes outstanding after the consummation of the Tender Offer, (iii) to pay fees and expenses related to the foregoing and (iv) for general corporate purposes.

2031 Notes Indenture

The Notes were issued pursuant to an indenture, dated as of April 11, 2024 (the “Indenture”), among the Issuer, FTAI Aviation Ltd. (the “Company”) as guarantor, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).  The Notes and the related guarantees have not been and will not be registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

Interest and Maturity

The Notes will bear interest at a rate of 7.000% per annum, payable semi-annually in arrears on May 1 and November 1 of each year, commencing on November 1, 2024, to persons who are registered holders of the Notes on the immediately preceding April 15 and October 15, respectively.

Guarantees, Security and Ranking

The Notes are senior unsecured obligations of the Issuer and rank equal in right of payment with all existing and future senior unsecured indebtedness of the Issuer and senior in right of payment to all existing and future subordinated indebtedness of the Issuer.  The Notes are effectively subordinated to all existing and future secured obligations of the Issuer to the extent of the value of the assets securing such obligations, and are structurally subordinated to the liabilities and preferred stock of each subsidiary of the Issuer that does not guarantee the Notes.  The Notes are fully and unconditionally guaranteed on a senior unsecured basis by the Company.

Redemption

The Notes will mature on May 1, 2031.  Prior to May 1, 2027, the Issuer may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date, plus a “make-whole” premium.  On or after May 1, 2027, the Issuer may redeem some or all of the Notes at any time at declining redemption prices (in each case expressed as a percentage of the principal amount on the redemption date) equal to (i) 103.500% beginning on May 1, 2027, (ii) 101.750% beginning on May 1, 2028 and (iii) 100.000% beginning on May 1, 2029 and thereafter, plus, in each case, accrued and unpaid interest, if any, to, but not including, the applicable redemption date.  In addition, at any time on or prior to May 1, 2027, the Issuer may redeem up to 40% of the aggregate principal amount of the Notes using net proceeds from certain equity offerings at a redemption price equal to 107.000% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.

In the event of a Change of Control (as defined in the Indenture), each holder of the Notes will have the right to require the Issuer to repurchase all or any part of that holder’s Notes at a purchase price of 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to, but not including, the date of such repurchase.

Restrictive Covenants

The Indenture limits the ability of the Issuer and its restricted subsidiaries to, among other things, incur indebtedness, encumber their assets, make restricted payments, create dividend restrictions and other payment restrictions that affect the Issuer’s restricted subsidiaries, permit restricted subsidiaries to incur or guarantee certain indebtedness, enter into transactions with affiliates and sell assets, in each case subject to certain qualifications set forth in the Indenture.

The foregoing description of the Indenture is qualified in its entirety by reference to the complete text of the agreement filed as Exhibit 4.1 hereto, and is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement

On April 2, 2024, under the indenture, dated as of September 18, 2018, between the Issuer and the Trustee (as supplemented from time to time, the “2025 Notes Indenture”), the Issuer issued a conditional notice of redemption for any and all of the Issuer’s $650.0 million outstanding aggregate principal amount of its 2025 Notes, less the aggregate principal amount of 2025 Notes validly tendered and accepted in the Issuer’s concurrent Tender Offer.  In connection with the redemption of the 2025 Notes and related satisfaction and discharge of the 2025 Notes Indenture, the Issuer deposited a total of $327,191,168.19 with the Trustee, which included accrued and unpaid interest on the 2025 Notes.

A description of the material terms of the 2025 Notes and the 2025 Notes Indenture were in the Company’s current reports on Form 8-K filed with the Securities and Exchange Commission on September 18, 2019, May 21, 2019 and December 23, 2020.  Such descriptions are incorporated herein by reference.

Item 8.01	Other Events

On April 11, 2024, the Company issued a press release announcing the expiration and final tender results of the Tender Offer.  The Tender Offer expired at 5:00 p.m., New York City time, on April 8, 2024 and the Guaranteed Delivery Date (as defined in the Offer to Purchase and the related Notice of Guaranteed Delivery related to the Tender Offer) was April 10, 2024.

A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference in this Item 8.01.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description of Exhibit
4.1	Indenture, dated as of April 11, 2024, among Fortress Transportation and Infrastructure Investors LLC, FTAI Aviation Ltd. as guarantor, and U.S. Bank Trust Company, National Association, as trustee.
99.1	Press Release, dated April 11, 2024.

Cautionary Language Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements concerning the Issuer’s redemption of the 2025 Notes outstanding and the amount and application of the net proceeds from the offering of the 2031 Notes.  Forward-looking statements are not statements of historical fact but instead are based on our present beliefs and assumptions and on information currently available to us.  You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “contemplates” or the negative version of those words or other comparable words.  Any forward-looking statements contained in this communication are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us.  The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved.  Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity.  Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements, including, but not limited to, the risk factors set forth in Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2023, as updated by annual, quarterly and other reports we file with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTAI AVIATION LTD.

	By:	/s/ Eun (Angela) Nam
		Name:	Eun (Angela) Nam
		Title:	Chief Financial Officer and Chief
Accounting Officer

Date: April 11, 2024